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                                                        EXHIBIT 11

                     CLEAN HARBORS, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
                  FOR THE SECOND QUARTER ENDED JUNE 30, 1996
                                (in thousands)

                                                 Three Months Ended     Six Months Ended
                                                      June 30,             June 30,
                                                 ------------------   ------------------
                                                   1996      1995       1996       1995
                                                 ------------------   ------------------

Net income (loss)                                $(2,605)   $   203   $(4,247)   $  (387)
 Less preferred dividends accrued                    112        112       224        223
                                                 -------    -------   -------    -------
Adjusted net income (loss)                       $(2,717)   $    91   $(4,471)   $  (610)
                                                 =======    =======   =======    =======
Income (loss) per common and common
 equivalent share:

 Weighted average number of
    shares outstanding                             9,624      9,431     9,592      9,431

 Incremental shares for stock options
    under treasury stock method                       --         17        --         16
                                                 -------    -------   -------    -------
 Weighted average number of
    common and common equivalent
    shares outstanding                             9,624      9,448     9,592      9,447
                                                 =======    =======   =======    =======
 Net income (loss) per common and common
    equivalent share                             $  (.28)   $   .01   $  (.47)   $  (.06)
                                                 =======    =======   =======    =======

Income (loss) per common and common
 equivalent share - assuming full
 dilution:

 Weighted average number of
    shares outstanding                             9,624      9,431     9,592      9,431

 Incremental shares for stock options
    under treasury stock method                       --         18        --         16
                                                 -------    -------   -------    -------
 Weighted average number of common
    and common equivalent shares outstanding -
    assuming full dilution                         9,624      9,449     9,592      9,447
                                                 =======    =======   =======    =======
 Net income (loss) per common and common
    equivalent share - assuming full
    dilution                                     $  (.28)   $   .01   $  (.47)   $  (.06)
                                                 =======    =======   =======    =======
